EXHIBIT 10.191

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is made this  25 day of March, 2008 (“Agreement Date”), by and among Michael Daly, Chapter 7 Trustee for Estate of Entrata Communications Corporation (“Entrata”), Citel Technologies, Inc. (“Citel”), MCK Communications, Inc. (now known as Needham (Nevada) Corp.) (“MCK”) and Verso Technologies, Inc. (“Verso”), all of whom are collectively referred to as the “Parties”.

WHEREAS, Entrata is a debtor under Chapter 7 of the United States Bankruptcy Code, case number 03-34157, in the United States Bankruptcy Court for the District of Connecticut (the “Bankruptcy Court”);

WHEREAS, Entrata has filed a civil action against Verso and Citel in the Norfolk County Superior Court, known as Michael Daly, Chapter 7 Trustee for Estate of Entrata Corporation v. Verso Technologies, Inc., et al., C.A. No. 08-00394 (the “Verso Action”);

WHEREAS, Verso disputes that it is liable to Entrata the Parties acknowledge the amount of Entrata’s claim being settled hereunder is alleged to be Seven Hundred Fifty Thousand Dollars ($750,000.00) plus 12% interest from February 1, 2002 plus Seventy Nine Thousand Forty-Nine Dollars and six cents ($79,049.06) for attorneys’ fees (the “Verso Claim”);

WHEREAS, Entrata has filed a civil action against MCK Communications, Inc., and others in the Norfolk County Superior Court, known as Entrata Communications Corporation v. Superwire Corporation, et al., C.A. No. 02-00281 (the “MCK Action”);

WHEREAS, the Parties desire to enter into this Agreement to fully and finally resolve, settle and satisfy their rights with respect to all claims, contentions and disputes between them, upon the terms and conditions more fully set forth herein;

NOW, THEREFORE, in consideration of these covenants and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Bankruptcy Court Approval.  Promptly after the Agreement Date, the Trustee shall file on behalf of Entrata a motion with the Bankruptcy Court seeking the Bankruptcy Court’s order approving the terms of this Agreement on an expedited basis.

2.           Cash Payment.  Verso shall pay to Entrata the sum of $100,000 (“Cash Payment”) by certified check, bank check or wire transfer on or before May 1, 2008.

3.           Stock Issuance.  On the Agreement Date, Verso shall issue an irrevocable instruction letter to the transfer agent for Verso’s common stock instructing such transfer agent to issue on an expedited basis to Entrata a number of shares of Verso common stock, $0.01 par value per share, having an aggregate value equal to $250,000 (the “Settlement Shares”), with each such share valued at the Average Stock Price.  For purposes of this Agreement, "Average Stock Price" shall mean the average closing price of the Verso common stock as reported on The Nasdaq Capital Market for the ten consecutive trading days immediately prior to the Agreement Date.  Notwithstanding anything herein to the contrary, in order to comply with Marketplace Rules of The Nasdaq Stock Market LLC, the Parties understand and agree that in no event shall Verso be obligated to issue pursuant to this Agreement a number of Settlement Shares which exceeds 20% of the number of shares of Verso’s common stock outstanding immediately prior to the Agreement Date.  Verso represents and warrants to Entrata that the issuance of the Settlement Shares has been duly authorized by all necessary corporate action and, upon such issuance, such shares will be validly issued, fully paid and non-assessable.  Verso further represents and warrants that assuming “Average Stock Price” to be equal to the closing price of Verso common stock as of the Agreement Date the number of Settlement Shares will not exceed 20% of the number of shares of Verso’s common stock outstanding immediately prior to the Agreement Date.

4.           The Parties agree that the Cash Payment and the $250,000.00 represented by the Settlement Shares are to be applied, at the option of Entrata, against interest accruing under the Licensing Agreement and that in such instance none of the Cash Payment or Settlement Shares shall be applied to reduce the principal obligation of $750,000.  In connection herewith, the parties acknowledge that as of March 24, 2008 interest accruing on Entrata’s claim is equal to $552,750 and, as such, exceeds the value of the Cash Payment and Settlement Shares.

5.           Investment Representations.  In connection with the issuance of the Settlement Shares to Entrata, Entrata hereby represents and warrants to Verso as follows:

  a.            Entrata understands and acknowledges that the issuance of the Settlement Shares to Entrata will not be registered with, or reviewed by, the Securities and Exchange Commission (the “SEC”) because the offer and sale by Verso of the Settlement Shares to Entrata is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

  b.            Entrata understands that no securities administrator of any state has made any finding or determination relating to the fairness of the offer or sale of the Settlement Shares by Verso to Entrata pursuant to this Agreement, and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, such offer and sale.

  c.            The Settlement Shares shall be held by Entrata for its account, for investment purposes only and not with a view to any distribution or resale thereof, except pursuant to the Registration Statement (as hereinafter defined) or pursuant to any applicable exemption under the Securities Act.

  d.            Entrata understands that the sale, pledge, hypothecation or transfer of the Settlement Shares by Entrata is subject to the provisions of the Securities Act restricting such sales, pledges, hypothecation or transfers, unless they are registered under the Securities Act and applicable state laws or are exempt from the registration requirements thereof. Upon issuance of the Settlement Shares, a legend in substantially the form set forth below shall be placed on all certificates representing such shares.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

  e.            Verso has made available to Entrata the opportunity to ask questions of, and receive answers from, Verso with respect to the activities and operations of Verso and otherwise to obtain any additional information, to the extent that Verso possesses the information or could acquire it without unreasonable effort or expense, which Entrata deems necessary in order to make its investment decision.

  f.            Entrata acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by Entrata in connection with the Settlement Shares and that no public solicitation or advertisement with respect to the Settlement Shares has been made to Entrata.

  g.            Entrata has knowledge and experience in business and financial matters sufficient to enable Entrata to understand and evaluate the risks of an investment in the Settlement Shares and to make an investment decision with respect thereto, and, while it is not anticipated that Entrata will hold the Settlement Shares indefinitely, Entrata is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

6.           Registration of Settlement Shares.  On or prior to the May 1, 2008, Verso shall prepare and file with the SEC a registration statement under the Securities Act covering the resale of the Settlement Shares by Entrata under the Securities Act and containing a plan of distribution substantially in the form of Appendix A attached hereto (the “Registration Statement”).  Verso shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC no later than October 31, 2008.  Entrata shall promptly provide to Verso upon its request therefor the information about Entrata required to be contained in the Registration Statement.

7.           Assigned Claims.

  a.            On the Agreement Date, but subject to approval of this Settlement Agreement by the Bankruptcy Court, MCK shall, and does hereby, assign, convey and transfer to Entrata all of the claims that MCK has asserted against any of Superwire.com, Inc., Jeffers, Shaff & Falk, LLP and Mark R. Zeibel in the MCK Action (“Assigned Claims”).  Each of MCK and Verso jointly and severally warrants and represents to Entrata that neither has assigned to any person any portion of the Assigned Claims.

  b.            Verso shall use its commercially reasonable efforts to cooperate with Entrata in its prosecution of the Assigned Claims, and, in doing so, Verso shall make available to Entrata and its counsel, at reasonable times and places and upon reasonable notice, any employees of Verso (or any of its subsidiaries) whom Entrata reasonably believes may have direct knowledge of any matter at issue relating to the Assigned Claims for purposes of giving testimony with respect thereto.  In addition, Verso shall request such employees to consider, and sign if accurate, affidavits prepared by Entrata’s counsel concerning dealings with Superwire.com, Inc., Jeffers, Shaff & Falk, LLP and Mark R. Zeibel.  Entrata shall reimburse Verso or any such employees for any out-of-pocket expenses incurred by them in giving any such testimony.

8.           General Release by Verso Parties.

  a.            Except for the obligations set out in this Agreement, Verso and MCK, on behalf of themselves and each of their direct and indirect subsidiaries, and all of their respective representatives, directors, officers, agents, employees, attorneys, affiliates, successors and assigns (collectively, the “Verso Parties”), hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged Entrata, each of its direct and indirect subsidiaries, and all of their respective representatives, trustees, directors, officers, agents, employees, attorneys, affiliates, successors and assigns (collectively, the “Entrata Parties”), from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, contest, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, whether statutory, at common law, in equity or of any other kind, including, without limitations, any possible claim under any state, federal or local law, statute or regulation, for commissions, salary, compensation, damages, nuisances, levies, expenses, fees, debts, contracts, agreements, promises, obligations or liabilities whatsoever, whatever they are, at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, of any kind, including any consequence that the same may have, had or could have by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Agreement, including, but not limited to, all claims raised in the MCK Action and the Verso Action.

  b.            Except for the obligations set out in this Agreement, Verso and MCK, on behalf of themselves and the other Verso Parties, hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged Citel, each of its direct and indirect parents and subsidiaries, and all of their respective representatives, directors, officers, agents, employees, attorneys, affiliates, successors and assigns (collectively, the “Citel Parties”), from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, damages and rights, whether statutory, or at common law, whether at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, related to all claims raised in the MCK Action and the Verso Action.

9.           General Release by Entrata Parties.

  a.            Except for the obligations set out in this Agreement, Entrata, on behalf of itself and the other Entrata Parties, does hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged the Verso Parties from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, contest, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, whether statutory, at common law, in equity or of any other kind, including, without limitations, any possible claim under any state, federal or local law, statute or regulation, for commissions, salary, compensation, damages, nuisances, levies, expenses, fees, debts, contracts, agreements, promises, obligations or liabilities whatsoever, whatever they are, at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, of any kind, including any consequence that the same may have, had or could have by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Agreement, including, but not limited to, all claims raised in the MCK Action and the Verso Action.

  b.            Except for the obligations set out in this Agreement, Entrata, on behalf of itself and the other Entrata Parties, does hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged the Citel Parties from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, contest, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, whether statutory, at common law, in equity or of any other kind, including, without limitations, any possible claim under any state, federal or local law, statute or regulation, for commissions, salary, compensation, damages, nuisances, levies, expenses, fees, debts, contracts, agreements, promises, obligations or liabilities whatsoever, whatever they are, at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, of any kind, including any consequence that the same may have, had or could have by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Agreement, including, but not limited to, all claims raised in the MCK Action and the Verso Action.

10.         Release by Citel Parties.

  a.            Except for the obligations set out in this Agreement, Citel, on behalf of itself and the other Citel Parties, does hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged the Verso Parties from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, damages and rights, whether statutory, or at common law, whether at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, related to all claims raised in the MCK Action and the Verso Action and any claim for indemnification in connection therewith pursuant to that certain  Asset Purchase Agreement dated as of January 21, 2005 by and among Citel, Verso, MCK and certain of their respective affiliates.

  b.            Except for the obligations set out in this Agreement, Citel, on behalf of itself and the other Citel Parties, does hereby and unconditionally release, remise and forever discharge and shall be deemed to have released remised and forever discharged the Entrata Parties from any and all claims, rights, liabilities, complaints, debts, dues, sums of money, demands, actions, causes of action, suits, defenses, counterclaims, controversies, contest, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, controversies, damages, rights, whether statutory, at common law, in equity or of any other kind, including, without limitations, any possible claim under any state, federal or local law, statute or regulation, for commissions, salary, compensation, damages, nuisances, levies, expenses, fees, debts, contracts, agreements, promises, obligations or liabilities whatsoever, whatever they are, at law or in equity, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, of any kind, including any consequence that the same may have, had or could have by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Agreement, including, but not limited to, all claims raised in the MCK Action and the Verso Action.

11.         Conditions Subsequent.  In accordance with this paragraph 11 and paragraph 11.1 , the continued effectiveness of the releases set forth in Paragraphs 8 through 10 above (the “Releases”) shall be subject to the satisfaction of each of the following conditions subsequent:

  a.            The Bankruptcy Court shall have approved this Agreement;

  b.            The Cash Payment shall have been paid by May 1, 2008;

  c.            From the Agreement Date until the date that is the later of (i) the date that is 91 days following the date of the Cash Payment and (ii) the date that is 30 days after the date on which the Settlement Shares may be sold pursuant to the Registration Statement or Rule 144 under the Securities Act (such later date, the “Release Effective Date”), Verso (1) shall not have filed a petition under Title 11 of the United States Code or have had an involuntary petition filed against it under Title 11 of the United States Code, which case is pending as of the Release Effective Date, and (2) shall not have ceased operating, or be subject to a voluntary or involuntary liquidation, receivership or other proceeding, either formal or informal to restructure its debts; and

  d.            On or before October 31, 2008, (i) the Registration Statement shall have been declared effective by the SEC or (ii) the Settlement Shares shall be salable pursuant to Rule 144 under the Securities Act as evidenced by an opinion of securities counsel to Verso delivered and reasonably accepted by Entrata.

In the event of the failure of condition a, this Agreement shall be deemed null and void and the Releases shall be thereupon revoked (retroactive to the Agreement Date) and each of the releasing parties shall have the right to reinstate and pursue the claims released by the Releases.  In the event of the failure of any one or more of conditions b, c, or d, at the election of Entrata exercisable by notice hereunder the Releases shall be revoked and the Parties shall have the rights, obligations, claims and defenses set forth  under paragraph 11.1 hereof, in which event, except as set forth therein, Entrata may return any Settlement Shares issued to and retained by him as of the date of such election.

11.1       Liability of Verso in Event of Failure of Conditions.  In the event all of the conditions in paragraph 11 above are not satisfied and Entrata makes an election under paragraph 11, the Parties shall have the following rights, obligations and claims:

(a) Verso shall be thereupon liable and indebted to Entrata  in the amount of $750,000.00 plus 12% interest from the Agreement Date, less (i) the Cash Payment if paid to Entrata  hereunder,  (ii) an amount equal to (x) the total number of Settlement Shares not returned by Entrata divided by the total number of Settlement Shares issued hereunder, (y) multiplied by $250,000.00 and (iii) any  recovery by Entrata of one or more of the Assigned Claims net of and reduced by all attorneys fees, costs and expenses incurred by Entrata in pursuing the MCK Action, the original Verso Action as settled herein, and the Assigned Claims.   Verso represents that its assets, properties and rights are subject to a security interest of Verso’s senior lender, Laurus Master Fund, Ltd. Entrata acknowledges that under this Section 11.1 it is  an unsecured creditor of Verso and that Verso’s liability under this Section 11.1 may be subject to the said security interest of  Laurus Master Fund, Ltd. in accordance with generally  applicable law.

(b) Entrata may reinstate the Verso Action against Citel in which case all applicable statutes of limitation shall be tolled as of the filing date of the original Verso Action.

(c) The Releases by Citel set forth herein shall be revoked (retroactive to the Agreement Date) and Citel shall have the right to assert any and all defenses and claims allowed by law against Entrata and all defenses, claims and rights of indemnification against Verso, including but not limited to any claim for indemnification pursuant to that certain Asset Purchase Agreement dated as of January 21, 2005 by and among Citel, Verso, MCK and certain of their respective affiliates.

12.         Opinions of Counsel.  Verso shall cause its Minnesota counsel to deliver to Entrata no later than ten business days after the Agreement Date a legal opinion in substantially the form attached hereto as Appendix B. In addition, Verso shall cause its securities counsel to deliver to Entrata no later than five business days after the Registration Statement is declared effective by the SEC a legal opinion in substantially the form attached hereto as Appendix C.

13.         Dismissal of Actions. Contemporaneously with the execution of this Agreement, counsel for Verso, Citel and Entrata will execute and file a Stipulation of Dismissal Without Prejudice, in mutually agreeable form in respect of the Verso Action, and counsel for MCK and Entrata will execute and file a Motion to Vacate Judgment and Dismiss Entrata Without Prejudice in mutually agreeable form in respect of the MCK Action. Each of the Parties hereby authorizes and directs its counsel to execute such pleadings, and any Orders of Dismissal required in connection therewith, on its behalf, and hereby authorizes the same to be filed with the Norfolk County Superior Court.

14.         Entire Agreement.  Except as set forth in this paragraph, this Agreement contains the entire agreement between the Parties with respect to the subject matter herein.  Each of the Parties acknowledges and agrees that (i) such Party has not assigned to any person any portion of any claim released by such Party hereunder and (ii) that there are no agreements, promises, terms, conditions, understandings, representations or inducements leading to the execution of this Agreement other than those expressly set forth herein.  Any conflict between the provisions of this Agreement and any other previous agreement shall be resolved and interpreted in favor of and in accord with this Agreement.

15.         Voluntary Agreement.  The Parties acknowledge that they have read this Agreement, fully understand its terms, and are accepting the terms, conditions, and provisions of this Agreement voluntarily and without coercion.

16.         Legal Representation.  The Parties acknowledge that they have retained legal counsel, and have had the opportunity to seek legal advice, in connection with, and prior to entering into this Agreement.  Neither the fact of this Agreement nor anything contained herein shall constitute or be construed as an admission of liability by any party, and all parties specifically acknowledge that it does not constitute such an admission.

17.         Successors and Assigns.  The Parties stipulate and agree that this Agreement may be enforced by, and against, the Parties’ successors and assigns.

18.         Governing Law.  This Agreement shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.  Any disputes arising from this Agreement shall be resolved in the state courts of the Commonwealth of Massachusetts.

19.         Multiple Counterparts; Delivery.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.  Counterparts may be delivered by facsimile or “.pdf.”

20.         Notices.  All notices hereunder or relating to this Agreement should be addressed and delivered as follows:

To:                          Entrata:

Michael Daly, Trustee
c/o Bodoff & Associates P.C.
225 Friend Street
Boston MA 02114-1812
Fax: 617-742-9969

With a copy to (which shall not constitute notice to Entrata):

Joseph S.U. Bodoff, Esq.
Bodoff & Associates P.C.
225 Friend Street
Boston MA 02114-1812

To:                          Verso:

Mr. Martin D. Kidder
400 Galleria Parkway
Suite 200
Atlanta, GA  30339
Fax:  678-589-3572

With a copy to (which shall not constitute notice to Verso):

Mr. Larry Schwartz
Verso Technologies, Inc.
1221 West Mineral Avenue, Suite 100
Littleton, CO 80120
Fax:  303-734-4244

To:           CITEL:

Jose S. David and Carlen Ruelos
Citel Technologies, Inc.
3131 Elliot Avenue
Suite 250
Seattle, WA 98121
Fax: (206) 957-6275

With a copy to (which shall not constitute notice to CITEL):

Attn: David M. Glynn, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Fax: (617) 261-3175

21.         Joint Drafting.  Each Party has cooperated in the drafting and preparation of this Agreement.  Thus, if any interpretation or construction is to be made of this Agreement, the responsibility for the drafting and preparation of this Agreement shall not be construed against any Party.

22.         Authority.  Each Party represents that it has the full power and authority to enter into and consummate the obligations contemplated hereby, and that this Agreement has been duly authorized by all necessary corporate action, that this Agreement has been duly executed and delivered and represents such Party’s binding obligation, enforceable against such Party in accordance with its terms.

23.         Invalid Provisions.  Each provision of this Agreement shall be enforceable to the fullest extent permitted by law, and any unenforceable provision shall not invalidate or render unenforceable any other provision.

EACH PERSON SIGNING THIS AGREEMENT ATTESTS THAT HE OR SHE HAS READ AND UNDERSTOOD THIS AGREEMENT, INCLUDING THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, HAS RECEIVED THE ADVICE OF COUNSEL REGARDING ITS TERMS AND CONDITIONS, IS DULY AUTHORIZED TO SIGN FOR THE PARTY THAT HE OR SHE PURPORTS TO REPRESENT AND SIGNS THIS AGREEMENT AS HIS OR HER FREE ACT AND DEED.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative under seal as of the date first above written.

MICHAEL DALY, CHAPTER 7 TRUSTEE FOR ESTATE OF ENTRATA COMMUNICATIONS CORPORATION,

By:	/s/ Michael Daly
Name: Michael Daly trustee and not individually
Its:	Chapter 7 Trustee

CITEL TECHNOLOGIES, INC.

By:	/s/ Jose L. David
Name:	Jose L. David
Its:	CFO

NEEDHAM (NEVADA) CORP.

By:	/s/ Martin D. Kidder
Name:	Martin D. Kidder
Its:	CFO

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Name:	Martin D. Kidder
Its:	CFO

APPENDIX A

PLAN OF DISTRIBUTION

The selling shareholder and any of its assignees and successors-in-interest (but not any pledgee of any such persons) may, from time to time, sell any or all of their shares of common stock registered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law and not otherwise prohibited by this prospectus.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder and any broker-dealers or agents who are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.